SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
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[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


                               E'TOWN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        pursuant to Exchange Act Rule 0-11:

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         -------------------------------------------------------

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


                               E'TOWN CORPORATION

                     600 SOUTH AVENUE, WESTFIELD, N.J. 07090

                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 15, 1997

                               -------------------


To the Stockholders of E'town Corporation,

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of E'town Corporation will be held at the Canal Road Water Treatment Plant, 701 Randolph Road, Somerset, New Jersey 08876, on Thursday, May 15, 1997, at 10:00 A.M. for the following purposes:

               1. To elect three members to the Board of Directors for terms to expire at the 2000 Annual Meeting of Stockholders.

                2. To ratify, confirm and approve the act of the Board of Directors, on February 20, 1997, appointing Deloitte & Touche LLP, Parsippany, New Jersey, as the auditors for the Corporation and its subsidiaries for the year 1997.

                3. To transact such other business as may properly be brought before such meeting or any adjournment or adjournments thereof.

        Action will be taken at the meeting for the election of James W. Hughes, Hugo M. Pfaltz, Jr., and Joan Verplanck as Directors for terms of three years.

        The close of business on March 17, 1997, has been fixed as the time for the determination of the stockholders entitled to vote at said meeting, or any adjournments thereof, and only stockholders of record at such time will be entitled to vote at such meeting, or at any adjournments thereof.

        You are urged to sign, date and return the enclosed proxy promptly, using the envelope enclosed for your convenience. You may revoke your proxy at any time prior to the meeting and vote in person at the meeting.

                                      By Order of the Board of Directors,

                                              Walter M. Braswell
                                                   Secretary

Westfield, New Jersey
March 27, 1997

                               E'TOWN CORPORATION

                     600 SOUTH AVENUE, WESTFIELD, N.J. 07090

                                                                  March 27, 1997

                                 PROXY STATEMENT

               The following statement is furnished in connection with the solicitation by the Board of Directors of E'town Corporation ("E'town" or the "Corporation") of proxies to be used at the Annual Meeting of the holders of the Common Stock of the Corporation, to be held May 15, 1997, at the hour and place set forth in the Notice of Annual Meeting accompanying this Proxy Statement. This Proxy Statement and the accompanying proxy were first sent to stockholders on March 27, 1997.

                         PERSONS MAKING THE SOLICITATION

               This solicitation is made on behalf of the Board of Directors of the Corporation. The cost of soliciting these proxies will be borne by the Corporation. In addition to solicitation by mail, the Corporation may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and may reimburse them for their expenses in so doing. The solicitation will be initially by mail, and it may later be decided to make further solicitations by mail, telephone, telefax, or personal call by directors, officers and regular employees of the Corporation. The Corporation has retained Georgeson & Company ("Georgeson") to assist in the solicitation pursuant to which Georgeson will be paid a fee of $5,500.00 plus expenses.

                     VOTING SECURITIES AND OWNERSHIP THEREOF
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

               As of March 17, 1997, there were outstanding 7,814,349 shares of the Corporation's Common Stock, the only capital stock entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. As stated in the Notice of Annual Meeting, only holders of record of the Common Stock at the close of business on such date will be entitled to vote at the meeting or any adjournment thereof.

               Under current rules of the Securities and Exchange Commission (the "SEC"), a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the vote of shares, and investment power is the power to dispose of or direct the disposition of shares.

               To the knowledge of the Corporation, no persons owned beneficially more than 5% of the outstanding Common Stock as of March 17, 1997.

               The following information pertains to the Common Stock of the Corporation that, to the knowledge of the Corporation, is beneficially owned, directly or indirectly, individually and as a group, by all Directors (including nominees) and Executive Officers of the Corporation and its subsidiaries, Elizabethtown Water Company ("Elizabethtown") and E'town Properties, Inc. ("Properties"), as of March 17, 1997.

                                                                              No. of          Percent
Title of Class        Name of Beneficial Owner                               Shares(1)       of Class
--------------        ------------------------                               ---------       --------
Common Stock          Brendan T. Byrne .................................         1,574            .02
                      Edward F. Cash....................................        14,988            .19
                      Thomas J. Cawley..................................         9,810            .13
                      Anthony S. Cicatiello ............................            50            .00
                      Andrew M. Chapman ................................        29,407            .38
                      Anne Evans Estabrook..............................        57,009            .73
                      James W. Hughes ..................................         -              -
                      John Kean ........................................       290,004(2)        3.71
                      Robert W. Kean, Jr. ..............................       215,648(3)        2.76
                      Robert W. Kean, III ..............................         4,902            .06
                      Barry T. Parker ..................................         2,801(4)         .04
                      Henry S. Patterson, II ...........................        10,570            .14
                      Hugo M. Pfaltz, Jr. ..............................         9,400(5)         .12
                      Chester A. Ring, 3rd .............................        17,085            .22
                      Joan Verplanck ...................................         -              -
                      Norbert Wagner....................................        20,381            .26

                      Directors and Executive Officers as a group ......       683,629           8.75

---------------

(1) Includes shares held for Executive Officers under the Elizabethtown Savings and Investment Plan (the "401(k) Plan") and shares subject to options presently exercisable under the 1982 Incentive Stock Option Plan and 1987 Stock Option Plan.

(2) Includes 270,741 shares held under two trusts for which beneficial owner is a co-trustee and beneficial owner shares voting and investment power with respect to these shares.

(3) Includes 197,567 shares held under a trust for which beneficial owner is a co-trustee and beneficial owner shares voting and investment power with respect to these shares.

(4) Includes 600 shares held under a trust for which beneficial owner is a co-trustee and beneficial owner shares voting and investment power with respect to these shares.

(5) Includes 1,250 shares of Common Stock issuable upon conversion of debentures held by a partnership of which Mr. Pfaltz is a general partner.

                            I. ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS

               The Board of Directors is divided into three classes of directorships, with directors in each class serving staggered three-year terms. At each Annual Meeting of Stockholders, the terms of directors in one of the three classes expire. At that Annual Meeting of Stockholders, directors are elected in a class to succeed the directors whose terms expire. The terms of the directors so elected will expire at the third Annual Meeting of Stockholders thereafter. Accordingly, of the current Directors, four are in the class whose term expires at the 1997 Annual Meeting of Stockholders, four are in the class whose term expires at the 1998 Annual Meeting of Stockholders and four are in the class whose term expires at the 1999 Annual Meeting of Stockholders.

               Brendan T. Byrne, Robert W. Kean, Jr., and Henry S. Patterson, II, having reached the Board's mandatory retirement age of 72 during their most recent terms, are not standing for re-election at the Annual Meeting. Pursuant to a resolution passed by the Board of Directors, Messrs. Byrne, Kean and Patterson have been appointed Directors Emeritus of the Corporation, in order for the Board to continue to have access to their expertise and experience. Robert W. Kean, Jr. has been appointed Chairman Emeritus of the Board. Directors Emeritus will be invited to attend Board meetings, but shall have no right or duty to vote on any matter before the Board.

               On February 20, 1997, the Board of Directors elected Anne Evans Estabrook to the position of Chairman of the Board of Directors of the Corporation and Andrew M. Chapman to the position of President of the Corporation, effective May 15, 1997. Both individuals are currently Directors of the Corporation. Anne Evans Estabrook has served as Vice President of the Corporation since September 1987; Andrew M. Chapman has served as President of Elizabethtown since January 1996 and as Treasurer of the Corporation since August 1990.

               Every stockholder entitled to vote shall have the right to vote the number of shares owned by him or her for as many candidates for election as there are directors to be elected. Directors shall be elected by a plurality of the votes cast at the election. With respect to election of directors, the approval of auditors and any other matter submitted to a vote of stockholders, votes shall be counted by designated agents and tabulated by inspectors, with abstentions and non-votes, including broker non-votes, treated as votes not cast.

               It is intended that the shares of Common Stock represented by the accompanying proxy will be voted at the 1997 Annual Meeting of Stockholders for the election of nominees HUGO M. PFALTZ, JR., JOAN VERPLANCK AND JAMES W. HUGHES, who have been designated by the Board of Directors as the three nominees who, if elected, shall serve as Directors in the class of directorships whose members' terms will expire in 2000. Of the foregoing nominees, Hugo M. Pfaltz is currently a Director of the Corporation, and James W. Hughes and Joan Verplanck are nominated for the first time. While it is not anticipated that any of the nominees will be unable to serve, if any such nominee is not a candidate for election as a Director at the 1997 Annual Meeting of Stockholders, the proxy will be voted in favor of such other person or persons in lieu thereof as the present Board of Directors shall determine unless the proxy withholds authority to vote for all nominees.

               The following information relates to the nominees named herein and the other persons whose terms as Directors will continue after the 1997 Annual Meeting of Stockholders. Effective with the 1997 Annual Meeting, the number of directors on the Corporation's Board of Directors shall be reduced by one, to eleven.

NOMINEES:
NAME, AGE AND OTHER POSITIONS        Period Served as Director,
IF ANY, WITH REGISTRANT              Business Experience During Past 5 Years             Term Expires
-----------------------              ---------------------------------------             ------------
JAMES W. HUGHES, 53 ..............   Since 1995 he has been Dean of the Edward J.            2000
                                     Bloustein School of Planning and Public
                                     Policy at Rutgers University. He has been
                                     the Director of the Rutgers Regional Report
                                     since 1988, and has been a member of the
                                     Rutgers University Faculty since 1971.

HUGH M. PFALTZ, JR., 65 ..........   Served as Director of Elizabethtown since October       2000
Member of Corporate Planning,        1980, the Corporation since June 1987 and
Executive Compensation and           Properties from July 1987 until May 1996.  He has
Stock Options Committees, and        been a principal of the law firm of Pfaltz &
Elizabethtown's Executive            Woller, P.A. since 1976.
Compensation and Pension
Investment Committees.

JOAN VERPLANCK, 50 ...............   Since December 1994 she has been President of the       2000
                                     New Jersey Chamber of Commerce.  For eight
                                     years prior to that she served as President of the
                                     Morris County Chamber of Commerce.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ALL THESE NOMINEES.

                                         -5-


OTHER DIRECTORS:

NAME, AGE AND OTHER POSITIONS,       Period Served as Director
IF ANY, WITH REGISTRANT              Business Experience During Past 5 Years              Term Expires
-----------------------              ---------------------------------------              ------------
THOMAS J. CAWLEY, 66 .............   In December 1996, he retired as Vice Chairman,          1999
                                     Elizabethtown Water Company. He served as
                                     Director of Elizabethtown and the Corporation
                                     since August 1992, and Properties since July
                                     1987. He was Vice Chairman of Elizabethtown
                                     Water Company since January 1996. From August
                                     1992 to January 1996 he served as President of
                                     Elizabethtown Water Company. He remains
                                     President of The Mount Holly Water Company. He
                                     served as Executive Vice President of
                                     Elizabethtown from 1987 to 1992. He joined
                                     Elizabethtown in 1969 and served in a variety of
                                     operating positions until elected Executive Vice
                                     President in 1987.

ANDREW M. CHAPMAN, 41 ............   Served as Director of the Corporation and               1998
Chief Financial Officer and          Elizabethtown since May 1995.  Served as Chief
Treasurer, E'town Corporation        Financial Officer Of the Corporation since August
(President-elect of E'town           1989 and Treasurer of the Corporation since
Corporation effective May 15,        November 1990.  He was elected President of
1997), President, Elizabethtown      Elizabethtown in January 1996.  He served as
Water Company, Treasurer,            Executive Vice President of Elizabethtown from May
E'town Properties, Inc.              1994 to December 1995, Senior Vice President of
                                     Elizabethtown from April 1993 to May 1994,
                                     Chief Financial Officer of Elizabethtown
                                     from November 1990 to December 1995, and
                                     Treasurer of Elizabethtown from August 1989
                                     to May 1994. Prior to 1989, he was Director
                                     of the Office of Financial Management of
                                     the State of New Jersey, Department of
                                     Treasury.

ANTHONY S. CICATIELLO, 49 ........   Served as a Director of the Corporation,                1999
Member of Audit Committee            Elizabethtown and Properties since May 1996.
                                     He is the Chairman of CN Communications
                                     International, Inc., a public relations and
                                     advertising firm. He currently serves on
                                     the Rutgers University Board of Governors.

ANNE EVANS ESTABROOK, 52 .........   Served as Director of Elizabethtown since December      1998
Vice President, E'town               1982, the Corporation since March 1985 and
Corporation (Chairman-elect of       Properties since July 1987 and as a Vice
E'town Corporation and               President of the Corporation since September
Elizabethtown effective May 15,      1987. She has been the owner of Elberon
1997), Member of Corporate           Development Co. (a real estate holding company)
Planning Committee and               since 1984 and is President of David O. Evans,
Elizabethtown's Executive            Inc. (a construction management company). She is
Compensation Committee               a Director of Summit Bancorp and its subsidiary,
                                     Summit Bank. She is a Public Member of the
                                     Governing Board, New Jersey Economic Development
                                     Authority. She is a trustee of Cornell
                                     University.


                                       -6-


NAME, AGE AND OTHER POSITIONS,       Period Served as Director
IF ANY, WITH REGISTRANT              Business Experience During Past 5 Years              Term Expires
-----------------------              ---------------------------------------              ------------
JOHN KEAN, 67 ....................   Served as Director of Elizabethtown  since 1957 and     1999
Member of Elizabethtown's            the Corporation since March 1985. He is Chairman
Pension Investment Committee         of the Board and a Director of NUI Corporation.
                                     He was President and Chief Executive Officer of
                                     NUI Corporation until his retirement in April
                                     1995, and until October 1994, Chairman of the
                                     Board and Director of Elizabethtown Gas Company,
                                     which was previously a subsidiary of NUI
                                     Corporation. He is also an Honorary President of
                                     the International Gas Union.

ROBERT W. KEAN, III, 49 ..........   Served as Director of the Corporation since May           1998
Executive Vice President,E'town      1989 and Director and Executive Vice President of
Properties, Inc.                     Properties since July 1987.

BARRY T. PARKER, 64 ..............   Served as Director of Elizabethtown since January         1998
Member of Audit, Executive           1983 and the Corporation since 1991. He has been a
Compensation and Stock Options       partner in the law firm of Parker, McCay &
Committees and Elizabethtown's       Criscuolo, P.C. since 1967.
Executive Compensation
Committee

CHESTER A. RING, 3RD, 69 .........   Served as Director of Elizabethtown since December        1999
Member of Elizabethtown's            1982 and the Corporation since June 1987.
Pension Investment Committee         Effective August 1, 1992, he retired as
                                     President of Elizabethtown Water Company.

        Family Relationships. Robert W. Kean, Jr. is a first cousin of John Kean and the father of Robert W. Kean, III.

        Transactions. Utility Billing Services, Inc., a subsidiary of NUI Corporation, of which John Kean is Chairman of the Board and a Director, provides data processing services to Elizabethtown and its subsidiary pursuant to a contract expiring December 31, 1997. The charges for such services totalled $651,062 for the year ended December 31, 1996.

        In July 1994, Elizabethtown entered into a $60,000,000 revolving credit agreement with six banks. Summit Bank, of which Anne Evans Estabrook is a director, is committed to lend a minimum of $5,000,000 under the agreement, but may lend additional amounts under a bidding procedure. At March 17, 1997, there was $12,500,000 outstanding in loans from Summit Bank under the agreement. Interest charges paid to Summit Bank totaled $138,433 during 1996. Summit Bank also served as trustee for a benefit plan and bond trustee for which it was paid fees of $15,225.

        The law firm of Parker, McCay & Criscuolo, P.C., of which Barry T. Parker is a partner, provided legal services to the Corporation and Elizabethtown which resulted in $58,560 in legal fees being paid to the firm in 1996.

        The law firm of Carella, Byrne, Bain, Gilfillan, Cecchi, Stewart & Olstein, of which Brendan T. Byrne is a partner, provided legal services to Elizabethtown which resulted in $48,759 in legal fees being paid to the firm in 1996.

        The law firm of Lindabury, McCormick & Estabrook, of which the husband of Anne Evans Estabrook is of counsel, provided legal services to the Corporation which resulted in $12,447 in legal fees being paid to the firm in 1996.

        It is the opinion of management that the amounts charged for these services were as favorable as those that would be charged for such services by comparable unaffiliated sources. Management periodically reviews the terms of these arrangements to ensure that the costs for these services are comparable to those that would be charged in the general market.

        Meetings and Committees. The Board of Directors of the Corporation held eleven meetings in 1996, with an attendance record by Directors of 95%. There are six committees of the Board of Directors. Unless otherwise indicated, these committees perform the indicated functions for both the Corporation and Elizabethtown.

        The Audit Committee, which met twice in 1996, reviews the scope of the annual audit by the Corporation's independent auditors, receives and reviews the auditors' annual report, annually recommends to the Board of Directors the appointment of independent auditors, subject to approval by the stockholders, and oversees the activities of Elizabethtown's internal auditor. The Audit Committee was composed in 1996 of Barry T. Parker, Chairman, Brendan T. Byrne and Anthony S. Cicatiello.

        The Corporate Planning Committee, which did not meet during 1996, reviews and makes recommendations to the Board of Directors regarding the Corporation's current and long-range strategic plans and objectives, and any other matters that may be assigned by the Board of Directors to the Committee. The Committee was composed in 1996 of Brendan T. Byrne, Chairman, Hugo M. Pfaltz, Jr. and Anne Evans Estabrook.

        The Executive Compensation Committee of Elizabethtown (the "Elizabethtown Committee"), which met twice during 1996, reviews and recommends to the Elizabethtown Board of Directors salaries and bonuses as well as awards under incentive programs for officers of Elizabethtown. During 1996, it was composed of Anne Evans Estabrook, Chairperson, Brendan T. Byrne, Barry T. Parker and Hugo M. Pfaltz, Jr. The Executive Compensation Committee of E'town (the "E'town Committee"), which has similar duties with respect to E'town and was composed of Brendan T. Byrne, Barry T. Parker and Hugo M. Pfaltz, Jr., did not meet during 1996.

        The Pension Investment Committee of Elizabethtown meets with the Investment Managers for Elizabethtown's Employees' Retirement Plan Fund to review investment policies and determine recommended investment objectives for the Fund. The Committee also reviews the investment performance of participants' investment options for Elizabethtown's Savings and Investment Plan-401(k) and the investment performance for the Trust Funds for Postretirement Benefits. The Committee met three times in 1996 and was composed of Chester A. Ring, 3rd., Chairman, John Kean and Hugo M. Pfaltz, Jr.

        The Stock Options Committee of E'town, which met once in 1996, administers the 1982 Incentive Stock Option Plan and the 1987 Stock Option Plan. In 1996, this Committee was composed of Hugo M. Pfaltz, Jr., Chairman and Brendan T. Byrne.

        Executive Management Committee. The Boards of Directors of the Corporation and Elizabethtown have established a joint Executive Management Committee to review general policy and planning matters and make recommendations to the Boards of Directors as to policy decisions. This Committee also serves as the nominations committee for the Board of Directors of the Corporation. This Committee, which usually meets semi-monthly, was composed in 1996 of Robert W. Kean, Jr., Chairman, Anne Evans Estabrook, Thomas J. Cawley, Andrew M. Chapman and Henry S. Patterson, II. Robert W. Kean, Jr. will continue to act as Chairman of the Executive Management Committee in an advisory, non-voting capacity for a twelve-month period beginning May 15, 1997, subject to renewal by the Board of Directors.

        Directors' Fees. Directors of the Corporation who are not officers of Elizabethtown or employees of Properties are paid by Elizabethtown an annual retainer of $15,000 and a fee of $550 for each meeting of the Board of Directors of Elizabethtown which they attend. Such Directors also receive the per-meeting attendance fee for each meeting of the Board of the Corporation held on a day when there is not also a meeting of the Board of Elizabethtown. Directors Emeritus will receive the per-meeting fee for each Board meeting which they attend during their first year. E'town Properties Directors receive a $1,000 annual retainer and a fee of $550 for a Board Meeting held on days not coincident with Board meetings of Elizabethtown. Directors who are officers of Elizabethtown or employees of Properties are paid a fee of $300 for each Board meeting of Elizabethtown they attend.

        Members of committees who are not officers of Elizabethtown or employees of Properties are paid a fee of $350 for participation at Committee meetings on the same day as regular Board meetings and a fee of $550 for meetings held on days other than Board meetings. No fees are paid to members of the Executive Management Committee for attendance at meetings.

        The Boards of Directors of the Corporation and Elizabethtown have authorized such companies to negotiate consulting agreements with Robert W. Kean, Jr. whereby he will serve as Chairman Emeritus of the Boards of both companies and Chairman of the Executive Management Committee as described above, and will render such other consulting services as the Chairman may reasonably request. Pursuant to a consulting arrangement with Elizabethtown, effective January 1, 1997 and continuing for a five-month period, Thomas J. Cawley is paid a consulting fee and expenses of $5,472 per month.

        A Director cannot stand for re-election after his or her 72nd birthday. A retired Director with 10 or more years' service on the Board of Directors (of the Corporation or Elizabethtown) becomes eligible at age 72 to receive a pension for life equal to the annual retainer in effect at the date the Director becomes eligible for the pension. A retiring Director with 5 to 9 years of service will receive a pension equal to the annual retainer in effect at the date of retirement, payable for the same number of years that the Director served on the Board.

        Effective May 15, 1997, Anne Evans Estabrook will serve as the Chairman of the Boards of Directors of the Corporation and Elizabethtown for a salary to be set annually by the Boards.

BOARD OF DIRECTOR'S COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       E'town's Executive Compensation Committee (the "E'town Committee") was composed in 1996 of three E'town directors: Brendan T. Byrne, Barry T. Parker and Hugo M. Pfaltz, Jr. The Executive Compensation Committee of Elizabethtown (the "Elizabethtown Committee"), the principal subsidiary of E'town, was composed in 1996 of four Elizabethtown directors: Anne Evans Estabrook, Chairperson, Brendan T. Byrne, Barry T. Parker and Hugo M. Pfaltz, Jr.

       Each executive officer named in the Summary Compensation Table is an executive officer of, and is compensated by, Elizabethtown. The Elizabethtown Committee reviews and recommends to Elizabethtown's Board of Directors the salaries, benefits, bonuses and awards under an incentive program for the executive officers of Elizabethtown. The Elizabethtown Committee designs its executive compensation program to enable Elizabethtown to attract, motivate and retain the caliber of executives required to effectively attain Elizabethtown's objectives.

       The Elizabethtown Committee administers executive compensation to ensure that the compensation remains competitive with levels paid to comparable positions in comparably-sized companies in three groups: water utilities, other utilities and general industry. The select group of water utilities used for comparative purposes includes those set forth in Note 2 to the performance graph entitled "Comparison of Five-year Cumulative Total Return v. S&P 500 and Peer Group of Water Utilities."

       The Elizabethtown Committee and the E'town Committee believe that competitive salaries provide the foundation of the executive officer compensation program of E'town and Elizabethtown and are essential for E'town and Elizabethtown to attract and retain qualified executive officers. The Elizabethtown Committee positions executive pay levels at the median of the comparative group, and annually evaluates the continued competitiveness of these levels. The pay program consists first of annual merit increases and is sufficiently variable that above average performance is adequately rewarded and below average performance, if it occurs, is not rewarded. Additionally, in 1996 the Elizabethtown Committee decided to strengthen the link between performance and compensation. To do this it approved a plan to reward covered employees with a range of cash bonuses for reaching or exceeding goals set by the employee's supervisor and agreed to by the employee. Compensation under this plan will first be paid in 1997 and did not affect the 1996 compensation of any executive officer.

       The E'town Committee can also make restricted stock grants and recommend the granting of stock options. Stock options and restricted stock grants are used primarily to retain and motivate Executive Officers to improve the long-term stock market performance of E'town. No restricted stock awards have been made since 1992. Stock options for 4,000 shares were granted in 1996 to an employee who was not an executive officer.

       Current SEC regulations also require a discussion of the relationship between the compensation of the Chief Executive Officer (Robert W. Kean, Jr.) and company performance for the last completed fiscal year. In 1996 Mr. Kean received a salary of $250,000. He has disqualified himself from participation in the Company's incentive plans. The E'town Committee and the Elizabethtown Committee are of the opinion that the value of Mr. Kean's services exceeds his compensation received and that he is presently undercompensated when compared to his peers at the select group of water companies used for comparative purposes.

The Executive Compensation              The Executive Compensation Committee of
Committee of E'town Corporation:        Elizabethtown Water Company:

        Brendan T. Byrne                       Anne Evans Estabrook, Chairperson
        Barry T. Parker                        Brendan T. Byrne
        Hugo M. Pfaltz, Jr.                    Barry T. Parker
                                               Hugo M. Pfaltz, Jr.

The following performance graph illustrates the cumulative total return to stockholders from the beginning of 1992 to the end of 1996 in comparison to the Standard & Poor's ("S&P") 500 and a selected peer group of water utilities ("Water Utilities") (Note 2). This peer group is included in the statistical survey used by the E'town Committee and the Elizabethtown Committee for comparative purposes.

               -- GRAPHICAL REPRESENTATION OF DATA TABLE BELOW --

                   1991      1992       1993       1994       1995       1996
                   ----     ------     ------     ------     ------     ------
E'town             10.0     10.471     12.554     11.316     13.913     15.666
Water Utilities    10.0     11.075     12.619     11.756     14.790     18.082
S&P 500            10.0     10.761     11.840     12.001     16.495     20.272


(1) Assumes $10,000 invested December 31, 1991 in E'town Corporation Common Stock, S&P 500 and Water Utilities. All dividends are assumed to be reinvested over the five-year period. Total returns for each Water Utility were determined in accordance with SEC regulations; i.e. weighted according to each such issuer's stock market capitalization.

(2) Water Utilities: American Water Works, Aquarion, California Water Service, Connecticut Water Service, Consumers Water, Dominguez Services, E'town, IWC Resources, Middlesex Water, Philadelphia Suburban, San Jose Water, Southern California Water, Southwest Water, United Water Resources.

                               E'TOWN CORPORATION

                           Summary Compensation Table

                                                       -------------------------------------------------
                                                                                             Long-Term
                                                            Annual Compensation             Compensation
                                                       --------------------------------     ------------
                                                       Salary                                Restricted
                                       Fiscal           ($)        Bonus   Other Annual     Stock Awards         All Other
     Name & Principal Position          Year         (1) & (2)      ($)    Compensation          (3)            Compensation
--------------------------------------------------------------------------------------------------------------------------------
Robert W. Kean, Jr
Chairman and Chief Executive            1996           $246,420      $0         $0                  $0          $ 6,574(4)(5)
Officer, E'town Corporation and         1995           $220,820      $0         $0                  $0          $ 5,494
Elizabethtown Water Company             1994           $201,250      $0         $0                  $0          $ 5,903
--------------------------------------------------------------------------------------------------------------------------------
Thomas J. Cawley                        1996           $218,062      $0         $0                  $0          $40,967(4)(5)(7)
Vice Chairman, Elizabethtown Water      1995           $202,166      $0         $0             $18,441          $ 5,964
Company (Retired December 31,1996       1994           $192,000      $0         $0                  $0          $ 6,594
--------------------------------------------------------------------------------------------------------------------------------
Andrew M. Chapman
Chief Financial Officer and Treasurer   1996           $185,508      $0         $0                  $0          $42,898(4)(5)(6)
of E'town Corporation and President     1995           $166,864      $0         $0             $17,739          $ 5,964(8)
of Elizabethtown Water Company          1994           $150,869      $0         $0                  $0          $ 6,223
--------------------------------------------------------------------------------------------------------------------------------
Norbert Wagner                          1996           $128,427      $0         $0                  $0          $ 5,604(4)(5)
Senior Vice President,                  1995           $124,170      $0         $0             $ 8,964          $ 4,743(8)
Elizabethtown Water Company             1994           $118,558      $0         $0                  $0          $ 4,890
--------------------------------------------------------------------------------------------------------------------------------
Edward F. Cash                          1996           $125,204      $0         $0                  $0          $ 4,764(4)(5)
Vice President -- Customer Services,    1995           $120,231      $0         $0             $ 9,477          $ 4,095(8)
Elizabethtown Water Company             1994           $115,323      $0         $0                  $0          $ 4,756
--------------------------------------------------------------------------------------------------------------------------------

(1) All salaries are paid by Elizabethtown, the Corporation's principal subsidiary. Salaries are reallocated to the Corporation, as appropriate.

(2) Includes pretax contributions to the 401(k) Plan and Director's fees for R.W. Kean, Jr., T.J. Cawley and A.M. Chapman.

(3) Restricted stock awards granted in 1992 under the E'town Corporation 1990 Performance Stock Program vested in 1995. The number of shares of restricted stock vested in 1995 for executive officers was: T.J. Cawley, 683 shares; A.M. Chapman, 657 shares; N. Wagner, 332 shares; and E.F. Cash, 351 shares. The market value of these shares is shown in the table. R.W. Kean, Jr. has disqualified himself from E'town's 1990 Performance Stock Program.

(4) Includes 401(k) Plan matching contributions by Elizabethtown for: R.W. Kean, Jr. $5,700, T.J. Cawley $5,700, A.M. Chapman $5,700, N. Wagner $4,618
     and E.F. Cash $3,802.

(5) Includes life insurance by Elizabethtown for: R.W. Kean, Jr. $874, T.J. Cawley $1,344, A.M. Chapman $1,344, N. Wagner $986 and E.F. Cash $962.

(6) Includes 1995 Supplemental Executive Retirement Plan life insurance by Elizabethtown for: A.M. Chapman $27,378 and a cash vehicle allowance of $8,475.

(7) Includes accrued and unused vacation pay of $27,378 for T.J. Cawley at his retirement at December 31, 1996.


(8)  The securities ownership, reported on page 3, by A. Chapman, N. Wagner and
     E. Cash includes 27,000, 8,000 and 4,000 shares respectively in exercisable options, of which 12,000, 8,000 and 4,000 shares, respectively, were granted in 1995.

       Pensions. Elizabethtown's non-contributory defined benefit retirement plan provides that a participant will receive an annual retirement benefit equal in amount to 1.6% (increased from 1.525% as of February 1, 1996) of the participant's final average compensation for the highest four (decreased from five as of February 1, 1996) consecutive calendar years multiplied by the number of years of credited service (up to a maximum of 40). Remuneration covered under the retirement plan includes base wages only. Directors who are not also officers or employees do not participate.

       The following table shows annual pension benefits payable to employees, including officers, upon retirement at age 65, in various remuneration and years-of-service classifications. The compensation taken into account under a tax-qualified plan is subject to a maximum annual limit under the Internal Revenue Code of 1986, as amended, adjusted annually for cost of living increases ($235,840 in 1993, $150,000 in 1994, 1995 and 1996, and $160,000 in 1997).


    Highest
  Consecutive
   Four Year                             Annual Benefits for Years of Service Indicated
    Average                             ----------------------------------------------
 Compensation   10 years      15 years      20 years      25 years      30 years      35 years       40 years
--------------  --------      --------      --------      --------      --------      --------       --------
    $ 75,000     $12,000       $18,000       $24,000      $  30,000     $ 36,000      $ 42,000       $ 48,000
     100,000      16,000        24,000        32,000         40,000       48,000        56,000         64,000
     125,000      20,000        30,000        40,000         50,000       60,000        70,000         80,000
     150,000      24,000        36,000        48,000         60,000       72,000        84,000         96,000
     175,000      28,000        42,000        56,000         70,000       84,000        98,000        112,000
     200,000      32,000        48,000        64,000         80,000       96,000       112,000        128,000
     225,000      36,000        54,000        72,000         90,000      108,000       126,000        144,000
     250,000      40,000        60,000        80,000        100,000      120,000       140,000        160,000

       The annual benefit amounts shown above are not subject to any deduction for Social Security benefits or other offset amounts. The number of years of service now credited under the retirement plan (and the supplemental plans described below) is as indicated for the following officers: Andrew M. Chapman, 7 years; Norbert Wagner, 33 years and Edward F. Cash, 38 years.

       Executive officers of Elizabethtown are entitled to either a Supplemental Executive Retirement Plan benefit or a 1995 Supplemental Executive Retirement Plan benefit upon the attainment of the normal retirement age of 65 with a minimum of 20 years service. The benefit payable under each of these plans is an amount equal to the difference between 60% of the average annual base salary for the thirty-six months prior to retirement and the regular pension benefit shown in the table above. The 1995 Plan also provides life insurance equal to two times compensation if death occurs before age 55. The following table shows the annual benefit under each plan payable to executive officers upon retirement at age 65.

     Average Annual
   Base Salary for 36            Annual Supplemental
     Months Prior to            Executive Retirement
       Retirement                    Benefit(1)
  -------------------           --------------------
        $ 75,000                      $ 45,000
         100,000                        60,000
         125,000                        75,000
         150,000                        90,000
         175,000                       105,000
         200,000                       120,000
         225,000                       135,000
         250,000                       150,000

----------
(1)  To be reduced by regular pension benefit shown in prior table.

       Change in Control Agreement. E'town has entered into an agreement with Andrew M. Chapman that provides him certain extended benefits in the event that his employment is terminated by the Corporation (other than for cause) within three years following a change in control of the Corporation. In the event of such a termination, Mr. Chapman would be entitled under the agreement to receive salary and incentive compensation, as well as medical and other benefits, at the rates in effect prior to such termination for a period of thirty months thereafter. In addition, any incentive compensation awards due to Mr. Chapman prior to the change in control but not yet paid would be paid on the date of termination and any restricted stock not vested at the time of the change in control would thereupon become vested. The amounts payable pursuant to the agreement will be reduced, if necessary, to avoid excise tax under the Federal tax laws. The agreement expires on December 31, 1997, subject to automatic annual renewal unless prior notice is given by the Corporation.

                           ELIZABETHTOWN WATER COMPANY

       Elizabethtown is a wholly-owned subsidiary of the Corporation. The Board of Directors of Elizabethtown currently numbers twelve individuals, consisting of the Directors of the Corporation. Effective with the 1997 Annual Meeting, the number of directors on Elizabethtown's Board of Directors will be reduced by one, to eleven. Nine of the directors of Elizabethtown will stand for election, including Hugo M. Pfaltz, Jr., and it is the intention of the Board of Directors of the Corporation to cause the Corporation to elect all of such persons as directors of Elizabethtown. If James W. Hughes and Joan Verplanck are elected Directors of the Corporation at the Annual Meeting, the Board of Directors of the Corporation intends to cause the Corporation to elect them as Directors of Elizabethtown. In addition, Robert W. Kean, Jr. will be appointed Chairman Emeritus and Brendan T. Byrne and Henry S. Patterson, II will be appointed Directors Emeritus of the Board of Directors of Elizabethtown upon their retirements from the Board following the Annual Meeting.

                     II. APPROVAL OF APPOINTMENT OF AUDITORS

        Deloitte & Touche LLP, Two Hilton Court, Parsippany, New Jersey 07054, independent certified public accountants, have been selected by the Board of Directors, upon recommendation of the Audit Committee, to serve as independent auditors of the Corporation for the year ending December 31, 1997.

        The appointment of Deloitte & Touche LLP continues a relationship that began in 1950. Stockholder approval of this appointment is requested. In the event a majority of the votes cast is against approval, the Board of Directors will reconsider the appointment.

        It is expected that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                               III. OTHER BUSINESS

       Management does not intend to present and does not have any reason to believe that others will present at the 1997 Annual Meeting of Stockholders any item of business other than the proposals set forth herein. However, if other matters are properly presented for a vote, the proxies will be voted upon such matters in accordance with the judgment of the person acting under the proxies. Dissenting stockholders have no rights of appraisal with respect to the proposals set forth herein.

                              STOCKHOLDER PROPOSALS

       Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC. Should a stockholder intend to present a proposal at next year's annual meeting, it must be received by the Secretary of the corporation (at 600 South Avenue, Westfield, New Jersey 07090) by not later than November 27, 1997 in order to be included in the Corporation's proxy statement and form of proxy relating to that meeting. Under the rules of the SEC, a stockholder submitting a proposal is required to be a record or beneficial owner of at least one percent or $1,000 in market value of Common Stock for at least one year prior to the date of submission of the proposal, and he or she must continue to own such securities through the date on which the meeting is held.

                                         On Behalf of the Board of Directors,


                                                  Walter M. Braswell
                                                     Secretary

Westfield, New Jersey
March 27, 1997

                               E'TOWN CORPORATION
    Directions to the Annual Meeting at The Canal Road Water Treatment Plant


                                     [MAP]




FROM ROUTE 287:

Take Exit #7 (Weston Canal Road). At end of off ramp, make a left onto Weston Canal Road. Make third left onto Randolph Road. The entrance to the Plant is up ahead on the right. Follow driveway to parking lot.



FROM THE SOUTH:

Take Garden State Parkway North to Exit #127 onto Route 287 North. Take Route 287 to Exit #7 (Weston Canal Road). Follow directions as in "From Route 287" at left.



FROM THE NORTH:

Take Garden State Parkway South to Exit #129 onto Route 287 North. Take Route 287 to Exit #7 (Weston Canal Road). Follow directions as in "From Route 287" at left.



FROM NEW JERSEY TURNPIKE:

(ROUTE 95) Take Exit #10 onto Route 287 North. Take Route 287 to Exit #7 (Weston Canal Road). Follow directions as in "From Route 287" at left.

                                    APPENDIX
                    (Pursuant to Rule 304 of Regulation S-T)

1. Page 11 contains a description in tabular form of a graph entitled "Perfrmance Graph" which represents the comparison of the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard and Poor's 500 Stock Index and the Water Utilities Peer Group for the period of each of the years commencing December 31, 1991 and ending December 31, 1996, which graph is contained in the paper format of this Proxy Statement being sent to Stockholders.

                               E'TOWN CORPORATION
                                600 SOUTH AVENUE
                           WESTFIELD, NEW JERSEY 07090

Dear Stockholder:

The Annual Meeting of Stockholders of E'town Corporation will be held at 10:00 A.M. on Thursday, May 15, 1997 at the Canal Road Water Treatment Plant, 701 Randolph Road, Somerset, New Jersey, for the following purposes:

   1.  To elect three directors to the Board of Directors.

   2.  Approval of appointment of Deloitte & Touche LLP as independent auditors.

   3. To transact such other business as may properly be brought before the meeting or any adjournment or adjournments thereof.

To be sure that your vote is counted, we urge you to complete and sign the proxy/voting instruction card below, detach it from this letter and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

                                                    Sincerely,

                                                    WALTER M. BRASWELL
                                                    Secretary

March 27, 1997

                             Detach Proxy Card Here

--------------------------------------------------------------------------------


   -----
   |   |
   -----


1. ELECTION OF ALL
   DIRECTORS:          FOR all nominees [ ]     WITHHOLD AUTHORITY to vote [ ]
                       listed below             for all nominees listed below
   *EXCEPTIONS [ ]

   Nominees: James W. Hughes, Hugo M. Pfaltz, Jr. and Joan Verplanck

   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

   *Exceptions _________________________________________________________________

2. To ratify and approve the selection by the Board of Directors of Deloitte & Touche LLP as independent public auditors.

   FOR [ ]            AGAINST [ ]            ABSTAIN [ ]

3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

    I plan to attend the meeting [ ]

                                                      Change of address and
                                                      or Comments Mark Here [ ]

                                The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

                                Dated: ___________________________________, 1997

                                ________________________________________________
                                                   Signature
                                ________________________________________________
                                                   Signature

                                Votes MUST be indicated
                                (x) in Black or Blue ink. [X]

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

                               E'TOWN CORPORATION

                This Proxy is Solicited by the Board of Directors

             PROXY For Annual Meeting of Stockholders, May 15, 1997

     The undersigned hereby appoints ANDREW M. CHAPMAN and ANNE EVANS ESTABROOK, or any one fo them with full power of substitution, attorneys, agents and proxies to vote on behalf of the undersigned all shares of Common Stock of E'TOWN CORPORATION which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Canal Road Water Treatment Plant, 701 Randolph Road, Somerset, New Jersey, on Thursday, May 15, at 10:00 A.M., or any adjournments thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholders. If no direction is made, this proxy will be voted FOR Proposals (1) and (2).

                       Continued, and to be signed and dated, on reverse side.


                                                 E'TOWN CORPORATION
                                                 P.O. BOX 11016
                                                 NEW YORK, N.Y. 10203-0016